UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2019
Date of Report (Date of earliest event reported)

AEVI GENOMIC MEDICINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35112	98-0217544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

435 Devon Park Drive, Suite 715

Wayne, Pennsylvania 19087

(Address of principal executive offices, zip code)

(610) 254-4201
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	GNMX	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2019, Brian Piper, the Chief Financial Officer and Secretary of Aevi Genomic Medicine, Inc. (the “Company”), informed the Company that he would be resigning his employment with the Company, effective May 31, 2019.

Michael McInaw, the Company’s current Controller, will be appointed interim Chief Financial Officer effective June 1, 2019. Mr. McInaw, 32, joined the Company in July 2016 as a senior accountant, before serving as manager of accounting and finance, and most recently serving as the Company’s Controller since March 2018. Prior to joining the Company, Mr. McInaw served, most recently as accounting supervisor, at Telerx LLC, a subsidiary of Merck & Co. from 2015 to 2016, and in various accounting roles at Quest Diagnostics, Inc. from 2009 to 2015. Mr. McInaw is a Certified Management Accountant and Certified Public Accountant and received both a B.S. in finance and M.B.A. with concentrations in accounting and finance from St. Joseph’s University.

In connection with Mr. McInaw’s appointment as interim Chief Financial Officer, on May 21, 2019, Mr. McInaw and the Company entered into a letter agreement (the “Offer Letter”) providing for, among other things, a base salary of $180,000 and two cash retention bonuses of $25,000 each. The first $25,000 bonus will become payable if Mr. McInaw remains in active service with the Company through the filing date of its Form 10-Q for the fiscal quarter ended June 30, 2019 (the “First Bonus”). The second $25,000 bonus will become payable if Mr. McInaw remains in active service with the Company through the filing date of its Form 10-Q for the fiscal quarter ended September 30, 2019 (the “Second Bonus”). In the event that Mr. McInaw is terminated by the Company without Cause (as defined below) prior to the filing date of its Form 10-Q for the fiscal quarter ended June 30, 2019, Aevi will pay Mr. McInaw the First Bonus and Second Bonus. In the event that Mr. McInaw is terminated by the Company without Cause after the First Bonus is earned and before the filing date of its Form 10-Q for the fiscal quarter ended September 30, 2019, the Company will pay Mr. McInaw the Second Bonus. If a Change in Control (as defined in the Aevi Genomic Medicine, Inc. Stock Incentive Plan) occurs and Mr. McInaw remains in active service with Aevi through such event, any unpaid First Bonus and/or Second Bonus will become earned and payable. If Mr. McInaw’s employment terminates for any reason other than a termination by the Company without Cause prior to the date that the First Bonus and/or Second Bonus is earned or prior to a Change in Control, Mr. McInaw will not be eligible to receive the applicable retention bonus(es). The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

There are no family relationships between Mr. McInaw and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There is no arrangement or understanding between Mr. McInaw and any other person pursuant to which Mr. McInaw was appointed as interim Chief Financial Officer of the Company. Mr. McInaw has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Letter Agreement, dated May 21, 2019, by and between Aevi Genomic Medicine, Inc. and Michael McInaw.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEVI GENOMIC MEDICINE, INC.

By:	/s/ Michael F. Cola
Name: Michael F. Cola
Title: President and Chief Executive Officer

Date: May 21, 2019